                                                                     EXHIBIT 5.1

                      Akerman, Senterfitt & Eidson, P.A.
                         SunTrust International Center
                             One S.E. Third Avenue
                           Miami, Florida 33131-1714

                              December 12, 2001



Aviation Sales Company
623 Radar Road
Greensboro, North Carolina 27410

     Re:  Registration Statement on Form S-4
          ----------------------------------

Gentlemen:

     We have acted as counsel to Aviation Sales Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4, registration number 333-69464, including amendments thereto (the "Registration Statement") for the proposed exchange (the "Exchange") by the Company of (A) a combination of (i) up to $100,000,000 in principal amount of new 8% senior subordinated convertible PIK notes due 2006 ("New Notes"), (ii) up to 4,504,595 shares (the "Shares") of Company common stock, par value $0.001 per share (the "Common Stock"), and (iii) warrants (the "Warrants") to purchase up to 3,003,063 shares of Common Stock for up to $132,000,000 in principal amount of its outstanding 8 1/8% senior subordinated notes due 2008 ("Old Notes") and
(B) up to $10,000,000 in cash for up to $33,000,000 in principal amount of the Old Notes.

     In connection with the proposed Exchange, we have examined the Company's Certificate of Incorporation and By-laws, as amended and as presently in effect, the Company's relevant corporate proceedings, the Registration Statement, including the Prospectus filed as a part of the Registration Statement, the Indenture for the New Notes (the "Indenture"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We understand that the New Notes, Shares and Warrants are to be issued to the holders of the Old Notes in the Exchange and are to be available for resale by such holders, all in the manner

Aviation Sales Company.
December 12, 2001
Page 2


described in the Prospectus, which is a part of the Registration Statement, and for the New Notes, in the Indenture.

Based on the foregoing and upon the representations made to us by the officers and directors of the Company and assuming that the Company has obtained stockholder approval of the proposals set forth in its proxy statement relating to the foregoing transactions, we are of the opinion that:

1. The issuance of the New Notes to the holders of the Old Notes pursuant to the terms of the Exchange and the Indenture have been duly authorized by all necessary corporate action of the Company.

2. When the Registration Statement is declared effective by order of the Securities and Exchange Commission and the New Notes are duly issued, executed, authenticated, delivered in exchange for the Old Notes, all in accordance with the terms of the Exchange, the Indenture and the Registration Statement, such New Notes will be validly issued and will constitute binding obligations of the Company, entitled to the benefits of the Indenture.

3. The issuance of the Shares and the Warrants pursuant to the terms of the Exchange have been duly authorized by all necessary corporate action of the Company.

4. When the shares of Common Stock have been issued upon (i) the exercise of the Warrants and payment of the warrant exercise price in the manner described in the Registration Statement and (ii) the conversion of the New Notes at maturity in the manner described in the Indenture and the Registration Statement, the Common Stock will be validly issued, fully-paid and non-assessable.

     Our opinion that any document is legal, valid and binding is qualified as to: (i) limitations imposed under any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered a proceeding in equity or at law; and (iii) rights to indemnification and contribution which may be limited by applicable law or equitable principles.

     This opinion is limited to the Federal laws of the United States of America and the Delaware General Corporation Law and we neither express nor imply any opinion as to any other laws.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the Prospectus which is part of the

Aviation Sales Company.
December 12, 2001
Page 3


Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                        Sincerely,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.


                                        /s/ Akerman, Senterfitt & Eidson, P.A.